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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               _________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            _______________________


                Date of Report (Date of earliest event reported)
                                  May 14, 1996


                                 RES-CARE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    KENTUCKY
                 (State or Other Jurisdiction of Incorporation)


        0-20372                                           61-0875371
(Commission File Number)                    (I.R.S. Employee Identification No.)

10140 LINN STATION ROAD, LOUISVILLE, KENTUCKY                40223
(Address of principal executive offices)                   (Zip Code)


              Registrant's telephone number, including area code:
                                 (502) 394-2100


Total number of sequentially numbered pages in this filing is 3.




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ITEM 5.

         On May 14, 1996, at its annual meeting, Res-Care, Inc. announced that its Board of Directors had declared a 3-for-2 stock split. The stock split will be effected as a 50% stock dividend. The new shares will be distributed on June 4, 1996, to shareholders of record at the close of business on May 24,
1996.   Res-Care currently has approximately 6.3 million common shares outstanding. This will increase to approximately 9.4 million shares following the distribution.





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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 RES-CARE, INC.
                                  (Registrant)




Date:      MAY 22, 1996          By:     /S/  E. HALSEY SANDFORD
      ----------------------        -------------------------------------
                                         E. Halsey Sandford
                                         Executive Vice President





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